UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2021

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 26, 2021, and on March 30, 2021, Simmons First National Corporation (“Company”) entered into an Indemnification Agreement with each of the current executive officers and directors, respectively, of the Company (collectively, the “Indemnitees”). The Indemnification Agreements supplement indemnification provisions already contained in the Company's Amended and Restated Articles of Incorporation and By-Laws and generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The description of the Indemnification Agreements set forth in this Item 1.01 is only a summary and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of the Indemnitees, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 26, 2021, the Company entered into First Amended and Restated Executive Change in Control Severance Agreements (“A&R CIC Agreements”) with certain executive officers, including George Makris, Jr., the Company’s Chairman and Chief Executive Officer, and Stephen C. Massanelli, the Company’s Executive Vice President, Chief Administrative Officer, and Investor Relations Officer. The A&R CIC Agreements amend and restate the prior Executive Severance Agreements for these executive officers, including Messrs. Makris, Jr. and Massanelli, in order to, among other things, (i) add Simmons Bank as a party and clarify the obligations of, and references to, the Company and Simmons Bank; (ii) remove the indemnification provision; (iii) add a release of claims requirement in order to receive Termination Compensation (as defined in the A&R CIC Agreement); (iv) clarify the types of compensation decreases that constitute a Trigger Event (as defined in the A&R CIC Agreement); (v) include a material change in title and the failure of a Company successor to assume and agree to perform A&R CIC Agreement as Trigger Events (as defined in the A&R CIC Agreement); (vi) require the executive to prevail on at least one material point in a proceeding to protect or enforce the executive’s rights under the A&R CIC Agreement in order to receive reimbursement for attorneys’ fees; (vii) provide for the continuance and termination, as applicable, of certain insurance benefits; and (viii) make certain other technical and administrative changes and clarifications. With the exception of such changes, the A&R CIC Agreements for Messrs. Makris, Jr. and Massanelli are generally consistent with their prior Executive Severance Agreements entered into on February 11, 2016, and February 5, 2016, respectively, and included as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on February 11, 2016.

The description of the A&R CIC Agreements set forth in this Item 5.02 is only a summary and is qualified in its entirety by reference to the full text of the A&R CIC Agreements for Messrs. Makris, Jr. and Massanelli, which are included as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement
10.2	First Amended and Restated Executive Change in Control Severance Agreement for George A. Makris, Jr. dated March 26, 2021
10.3	First Amended and Restated Executive Change in Control Severance Agreement for Stephen C. Massanelli dated March 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: April 1, 2021	Robert A. Fehlman, Senior Executive Vice President, Chief
Financial Officer, Chief Operating Officer and Treasurer